EXHIBIT 4.1




         THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of January 31, 2005 by and among the parties listed on Schedule A hereto (each an "Additional Guarantor" and collectively, the "Additional Guarantors") and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor to BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, Section 4.04 of the Indenture (as defined on Exhibit A attached hereto) provides that if in accordance with the provisions of the Bank Credit Facilities the Company adds, or causes to be added, any Subsidiary that was not a Guarantor at the time of execution of the Original Indenture (as defined on Exhibit A attached hereto) as a guarantor under the Bank Credit Facilities, such Subsidiary shall contemporaneously become a Guarantor under the Indenture;

         WHEREAS, desiring to become a Guarantor under the Indenture, each of the Additional Guarantors is executing and delivering this Eighth Supplemental Indenture; and

         WHEREAS, the consent of Holders to the execution and delivery of this Eighth Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Eighth Supplemental Indenture have been taken.

         NOW, THEREFORE IT IS AGREED:

         SECTION 1. DEFINITIONS. Capitalized terms used in this Eighth Supplemental Indenture and not otherwise defined herein (including Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture.

         SECTION 2. JOINDER. Each Additional Guarantor agrees that by its entering into this Eighth Supplemental Indenture it hereby unconditionally guarantees all of the Issuer's obligations under (i) the 6.875% Senior Notes,
(ii) the 5.95% Senior Notes, (iii) the 4.95% Senior Notes, (iv) any other Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company, and (v) the Indenture (as it relates to all such Series) on the terms set forth in the Indenture, as if each such Additional Guarantor was a party to the Original Indenture.

         SECTION 3. RATIFICATION OF INDENTURE. This Eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 4. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 5. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Eighth Supplemental Indenture by each Additional Guarantor shall bind each such Additional Guarantor's successors and assigns, whether so expressed or not.

         SECTION 6. SEPARABILITY CLAUSE. In case any one or more of the provisions contained in this Eighth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 7. GOVERNING LAW. This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Eighth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Eighth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 8. COUNTERPARTS. This Eighth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 9. ROLE OF TRUSTEE. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the date first above written.

                                      THE ADDITIONAL GUARANTORS NAMED
                                      ON SCHEDULE A HERETO,
                                      as Guarantors


                                       By: Joseph R. Sicree
                                       Name: Joseph R. Sicree
                                       Title: Designated Officer


J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee


By:   Nan Packard
      Name:  Nan Packard
      Title: Assistant Vice President

                                   SCHEDULE A



                   CORPORATIONS

TOLL MANHATTAN I, INC.


               LIMITED PARTNERSHIPS

TOLL BROOKLYN LP
TOLL CA VII, L.P.
TOLL MD VII LIMITED PARTNERSHIP
TOLL NC, L.P.
TOLL PA X, L.P.
TOLL TX IV, L.P.
TOLL VA VI, L.P.


           LIMITED LIABILITY COMPANIES

BELMONT INVESTMENTS I LLC
BELMONT INVESTMENTS II LLC
PRINCE WILLIAM LAND I LLC
PRINCE WILLIAM LAND II LLC
SRLP II LLC

                                    EXHIBIT A

         For purposes of this Eighth Supplemental Indenture, the term "Indenture" shall mean that certain Indenture dated as of November 22, 2002 (the "Original Indenture") by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 6.875% Senior Notes due 2012 (the "6.875% Senior Notes") by Toll Brothers Finance Corp. (the "Issuer") and the issuance of related guarantees by Toll Brothers, Inc. (the "Company") and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 22, 2002; (ii) the First Supplemental Indenture dated May 1, 2003 (the "First Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, thereby became Guarantors) and the Trustee; (iii) the Authorizing Resolutions related to the issuance of $250,000,000 aggregate principal amount of 5.95% Senior Notes due 2013 (the "5.95% Senior Notes") by the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of September 3, 2003; (iv) the Second Supplemental Indenture dated November 3, 2003 (the "Second Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, thereby became Guarantors) and the Trustee; (v) the Third Supplemental Indenture dated January 26, 2004 (the "Third Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, thereby became Guarantors) and the Trustee; (vi) the Fourth Supplemental Indenture dated March 1, 2004 (the "Fourth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, thereby became Guarantors) and the Trustee; (vii) the Authorizing Resolutions related to the issuance of $300,000,000 aggregate principal amount of 4.95% Senior Notes due 2014 (the "4.95% Senior Notes") by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of March 9, 2004; (viii) the Fifth Supplemental Indenture dated September 20, 2004 (the "Fifth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, thereby became Guarantors); (ix) the Sixth Supplemental Indenture dated as of October 28, 2004 (the "Sixth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, thereby became Guarantors) and the Trustee, and as may be further supplemented (including by this Seventh Supplemental Indenture) and/or amended; and (x) the Seventh Supplemental Indenture dated as of October 31, 2004 (the "Seventh Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventh Supplemental Indenture, thereby became Guarantors) and the Trustee, and as may be further supplemented (including by this Eighth Supplemental Indenture) and/or amended.